Exhibit 24(c)

                   PHILLIPS PETROLEUM COMPANY


                     C E R T I F I C A T E
                     ---------------------

     I, the undersigned, Dale J. Billam, Secretary of Phillips Petroleum Company, a Delaware corporation, do hereby certify that the attached is a full, true and correct copy of a resolution adopted by the Directors of said corporation at a meeting of said Board duly held in Bartlesville, Oklahoma, on the 11th day of January 1993.
     I further certify that said resolution has not been amended, canceled or superseded and is in full force and effect as of the date of this certificate.
     Given under my hand and the seal of the corporation this 6th day of April 2001.


                                          /s/ Dale J. Billam
                                       --------------------------
                                               Secretary

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Phillips Petroleum Company                     Board of Directors


                      R E S O L U T I O N
                      - - - - - - - - - -


RESOLVED, that this Board hereby generally authorizes the issuance or sale of, or any contract to issue or sell, from time to time, shares of the common stock of the Company pursuant to the Omnibus Securities Plan of Phillips Petroleum Company ("Plan"), which Plan in the form submitted to this Board (a copy of which the Secretary is directed to identify and retain with the ancillary records of this meeting) is hereby approved and adopted, subject, however, to the Plan being submitted to and approved by the stockholders of the Company at the next annual meeting of stockholders; provided, however, that the number of shares of the common stock of the Company which may be distributed under the Plan ("Securities") during the term thereof shall not exceed the maximum number set forth in Section 6 of the Plan as it may be adjusted pursuant to Section 8 of the Plan; and

RESOLVED, that the Company submit the Plan to the stockholders of the Company for approval at the next annual meeting of stockholders; and

RESOLVED, that in regard to the Securities, the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President or any Vice President, including the Vice President, Treasurer and Chief Financial Officer (the "Authorized Officers") shall be, and each of them is, hereby authorized in the name and on behalf of the Company, if with advice of counsel they deem it necessary, appropriate or desirable, to prepare, or cause to be prepared pursuant to the Securities Act of 1933, as amended, one or more registration statements, which shall be submitted to the directors for their review (the "Registration Statements"), and in regard to the Securities, such registration, notice or identifying documents required or appropriate under other applicable law or regulation (foreign or domestic), with full power and authority to make such changes in form or substance as each of such officers, in his discretion, with the advice of counsel, deems necessary, appropriate or desirable, to execute such Registration Statement or document and upon the execution by the Company's required officers either personally or by an attorney-in-fact, which is hereby authorized, and the execution thereof by such directors of this Company as are necessary, either personally or by an attorney-in-fact, the officers of this Company be, and


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each of such officers hereby is, authorized and directed to cause the same to be filed, published or distributed as is required or appropriate (filings, publications or distributions other than in the U.S. hereinafter referred to as "Other Filings"); and that the officers of the Company be, and each of them is, hereby authorized in the name and on behalf of the Company to prepare or cause to be prepared and to execute and secure execution by the required officers and directors personally or by an attorney-in-fact, and to file, publish or distribute or cause to be filed, published or distributed, after such executions, with the appropriate agency or commission, such amendments and supplements, including pre-effective amendments, post-effective amendments or supplements to the Registration Statements or prospectus contained therein or related thereto or other documents as may be required or appropriate for the Other Filings, together with all documents or exhibits and all certificates, letters, instruments, applications and any other documents which may be required or appropriate for such Registration Statement, prospectus, or Other Filings as each of such officers, with the advice of counsel, deem necessary or advisable; and

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized in the name and on behalf of the Company to take any and all action which they may, with the advice of counsel, deem necessary or appropriate in order to effect the registration or qualification of or obtain similar authorization or clearance for all or part of any issue of Securities for issuance, offer and sale under the securities or Blue Sky laws or regulation of any of the States of the U.S. and the District of Columbia or the Securities under any applicable laws or regulations of any other jurisdictions or to effect compliance with any such applicable law or regulation, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, covenants, resolutions and other papers and instruments as may be required or appropriate under such law or regulations, and to take any and all such further action as each such officer may deem necessary or appropriate in order to maintain any such registration, qualification, authorization, clearance or compliance for as long as he may deem to be in the best interests of the Company, consistent with the forms, terms and conditions approved by the Authorized Officers under the authority delegated to them set forth above; and

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized to execute and file in the name and on behalf of the Company in such jurisdictions of the U.S. or elsewhere wherein consents to service of process may be requisite or appropriate under the



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securities laws thereof in connection with the
issuance, offering and sale of any of the Securities, irrevocable written consents on the part of the Company to be used in such jurisdictions in regard to such matters as the officer acting considers necessary or appropriate, and to appoint one or more appropriate official persons or agents for the Company for the purpose of receiving and accepting process in such suits; and

RESOLVED, that such corporation(s), firm(s) or person(s) as may be selected by the Authorized Officers be, and each of them hereby is, appointed attorney-in-fact for the purposes of executing an application for the registration, as may be necessary or appropriate, of any of the Securities pursuant to and in the form prescribed under the California Corporate Securities Law of 1968; and

RESOLVED, that the Vice President, Treasurer and Chief Financial Officer of the Company be, and he hereby is, appointed as the Agent for Service to be named in any communications for the Company in connection with any Registration Statement; and

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized by the Company to make such applications to such securities exchanges or similar organization in the U.S. or elsewhere, if any, for the listing thereon of any issue of securities, and to enter into such agreements and undertakings to effect such listing as the officer acting shall deem necessary, desirable or appropriate, and to appear before the appropriate officials of said exchange or organization, with authority to make such changes, with the advice of counsel, in any such application or in any agreement, instrument or document relative thereto as may be necessary or appropriate in connection with such listing; and

RESOLVED, that the Authorized Officers be, and each of them is, hereby authorized to execute agreements between the Company and such exchange or organization in such form as such officer, with the advice of counsel, deems necessary, appropriate or advisable and as may be required by or acceptable to such exchange or organization, to indemnify and hold harmless said exchange or organization, its Governors, directors, officers and employees, and any purchaser for value of any of the Securities against any and all losses, liabilities, claims, damages or expenses (whether such claims be groundless or otherwise), including costs, disbursements and counsel fees, arising out of any act done in reliance upon the authenticity of the facsimile signatures of authorized officers of the Company in



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connection with the execution of the Securities on behalf of the Company or any facsimile signatures resembling or purporting to be such facsimile signatures; and

RESOLVED, that subject to the authority delegated by the Plan, the Authorized Officers of this Company are hereby authorized, in the name and on behalf of this Company, to make, execute and deliver or cause to be made, executed and delivered, all such officer's certificates and such other agreements, undertakings, documents or instruments or to perform or cause to be performed such other acts as each Authorized Officer may deem necessary, appropriate or desirable to effectuate the purpose and intent of the foregoing resolutions.



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